Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A and to the use of our report dated February 27, 2026 on the financial statements and financial highlights of Guinness Atkinson Alternative Energy Fund, Guinness Atkinson Asia Focus Fund, Guinness Atkinson China & Hong Kong Fund, Guinness Atkinson Global Energy Fund, Guinness Atkinson Global Innovators Fund, Guinness Atkinson Asia Pacific Dividend Builder ETF, Guinness Atkinson Dividend Builder ETF, Guinness Atkinson International Dividend Builder ETF, Guinness Atkinson Real Assets Income ETF, Guinness Atkinson US Dividend Builder ETF, Guinness Atkinson Smart Transportation & Technology ETF and Guinness Atkinson Sustainable Energy ETF, each a series of Guinness Atkinson Funds, appearing in Form N-CSR for the year ended December 31, 2025, which are also incorporated by reference into the Registration Statement.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

April 29, 2026